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                                                                      EXHIBIT 16


[PRICEWATERHOUSECOOPERS LETTERHEAD]



PRICEWATERHOUSECOOPERS LLP
400 Renaissance Center
Detroit MI 48243
Telephone (313) 394 6000
Facsimile (313) 394 6002

March 13, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Perceptron, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 8, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



   /s/PricewaterhouseCoopers LLP